                                                       Exhibit 4(f)








                 FIRST SUPPLEMENTAL LEASE AGREEMENT



                               between



                      CITY OF PIGGOTT, ARKANSAS



                                 and


                              MRL, INC.
           (formerly Missouri Research Laboratories, Inc.)


                    Dated as of November 1, 1995






Relating to $405,000 City of Piggott, Arkansas Industrial
Development Refunding Revenue Bond - MRL, Inc. Project, Series 1995



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             FIRST SUPPLEMENTAL LEASE AND AGREEMENT

          This FIRST SUPPLEMENTAL LEASE AND AGREEMENT made as of the first day of November, 1995, by and between the CITY OF
PIGGOTT, ARKANSAS ("Lessor") and MRL, INC., a corporation organized under and existing by virtue of the laws of the State of Missouri
("Lessee");

                       W I T N E S E T H:

          WHEREAS, Lessor and Lessee (formerly Missouri Research Laboratories, Inc.) have heretofore entered into a Lease and Agreement dated as of May 1, 1984, which is recorded in the office of the Circuit Clerk and Ex-Officio Recorder of Clay County, Arkansas in Misc. Record Book Misc. 10, at page 770 (the "Original Lease Agreement") covering certain machinery, equipment and other personal property (the "Project") located on the lands described in Exhibit A attached hereto (the "Plant"); and

          WHEREAS, Lessor has heretofore issued its Industrial Development Revenue Bonds Missouri Research Laboratories, Inc. Project, Series A, dated May 1, 1984 and in the principal amount of $1,000,000 (the "Prior Bonds") secured by a Trust Indenture by and between Lessor and Boatmen's Trust Company (as successor to Centerre Trust Company of St. Louis), as Trustee (the "Trustee"), dated as of May 1, 1984 (the "1984 Indenture"); and

          WHEREAS, the Prior Bonds are guaranteed by the Department of Industrial Development of the State of Arkansas (the
"Department"), pursuant to a Guaranty of Payment of Industrial
Development Revenue Bonds dated as of May 1, 1984 (the "1984
Guaranty"), among Lessor, the Department and the Trustee; and

          WHEREAS, the Prior Bonds are secured by a mortgage lien on the Plant and a security interest in the Project in favor of the Trustee; and

          WHEREAS, Lessor has assigned its rights to payments due under the Original Lease Agreement to pay the principal of and interest on the Prior Bonds when due; and

          WHEREAS, the Department is subrogated to the rights of Lessor and the Trustee to the extent of payments made under the 1984 Guaranty; and

          WHEREAS, the Department made the principal and interest payment due on the Prior Bonds on May 1, 1995, because Lessee failed to make its rental payment due under the Original Lease
Agreement on that date; and



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          WHEREAS, Lessee remains in default under the Original
Lease Agreement; and

          WHEREAS, the Department proposes to redeem the Prior
Bonds on November 1, 1995, by paying the outstanding principal amount of the Prior Bonds, plus accrued interest; and

          WHEREAS, in lieu of exercising its right to foreclose on the Plant and the Project, the Department has offered, and Lessor and Lessee have agreed, to restructure the debt represented by the Prior Bonds by Lessor issuing its refunding bond to the Department, and by continuing to lease the Project to the Company with an extension of the term of the Original Lease Agreement and a restructuring of the payments due as rent thereunder; and

          WHEREAS, the refunding bond will be issued in the principal amount of $405,000 which is equal to the principal amount of the Prior Bonds presently outstanding, the interest on the Prior Bonds due November 1, 1995, the amounts that have been heretofore advanced by the Department to pay principal and interest on the Prior Bonds, and the expenses of issuing the refunding bond; and

          WHEREAS, Lessee represents and warrants that it is a corporation duly incorporated under the laws of the State of Missouri and in good standing under the laws of such state, is duly authorized to do business in the State of Arkansas, is not in violation of any provision of its Articles of Incorporation or its Bylaws, has power to enter into this First Supplemental Lease and Agreement, and has duly authorized the execution and delivery of this First Supplemental Lease and Agreement by proper corporate action; and

          WHEREAS, Lessee represents and warrants that neither the execution and delivery of this First Supplemental Lease and Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this First Supplemental Lease and Agreement conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which Lessee is now a party or by which Lessee is bound, or constitutes a default under any of the foregoing or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of Lessee except any interests herein under the terms of any instrument or agreement; and

          WHEREAS, Lessee represents and warrants that no approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution delivery and performance by


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the Lessee of this First Supplemental Lease and Agreement which has not heretofore been obtained; and

          WHEREAS, Lessee represents and warrants that when executed and delivered, this First Supplemental Lease and Agreement will be a valid and binding obligation or agreement of Lessee enforceable in accordance with its terms (subject to bankruptcy insolvency, reorganization, moratorium and other similar laws affecting creditors' rights heretofore or hereafter enacted to the extent constitutionally applicable) and that their enforcement may also be subject to the exercise of judicial discretion in appropriate cases;

          NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged by Lessor and Lessee, and in consideration of the mutual benefits and covenants of the parties under the Original Lease Agreement and under this First
Supplemental Lease and Agreement, Lessor and Lessee agree as follows:

                            ARTICLE I
                   AMENDMENTS AND SUPPLEMENTS
                   TO ORIGINAL LEASE AGREEMENT
                   ---------------------------

          Section 101.  Section 101 of the Original Lease Agreement
          -----------
is hereby amended and supplemented as follows:

          "Authorized Lessee Representative" - The person at the time designated to act in behalf of Lessee by written certificate furnished to Lessor and the Department containing the specimen signature of such person and signed on behalf of Lessee by the President of Lessee. Such certificate may designate an alternate or alternates.

          "Authorized Lessor Representative" - The person at the time designated to act in behalf of Lessor by written certificate furnished to Lessee and the Department containing the specimen signature of such person and signed on behalf of Lessor by the Mayor. Such certificate may designate an alternate or alternates.

          "Department of Industrial Development" or "Department" - The Department of Industrial Development of the State of Arkansas, and any successor department or agency. Whenever referred to herein, it is intended by Lessor and Lessee that so long as the Refunding Bond is outstanding under the Indenture, the Department of Industrial Development shall have and be entitled to all rights set forth in connection with such reference as though and to the extent as if it were a signatory party hereto and shall be entitled to exercise such rights on its own behalf and in its own name.

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          "Guaranty" - The Guaranty Agreement dated as of
November 1, 1995, by and between Lessee and the Department, pursuant to which Lessee guarantees the payment of the principal of and interest on the Refunding Bond and any amendments and supplements thereto.

          "Indenture" or "Trust Indenture" - Prior to November 1, 1995, such term shall mean the Trust Indenture between Lessor and the Trustee, dated as of May 1, 1984, which is recorded in the office of the Circuit Clerk and Ex Officio Recorder of Clay County, Arkansas. Thereafter, such term shall mean the Indenture between Lessor and the Department dated as of November 1, 1995, which is recorded in the office of the County Clerk and Ex Officio Recorder of Clay County, Arkansas. All references in the Indenture, in this Lease Agreement, and in the authorizing ordinances to "Indenture" shall mean the definition as expressed herein.

          "Lease Agreement" - The Lease and Agreement between Lessor and Lessee, dated as of May 1, 1984, recorded in the office of the Circuit Clerk and Ex Officio Recorder of Clay County Arkansas, together with all supplements thereto, including particularly the First Supplemental Lease and Agreement, dated as of November 1, 1995. All references in this Lease Agreement, in the Indenture (particularly, but without limitation, the granting clauses), and in the authorizing ordinances to "Lease Agreement" shall mean the definition as expressed herein.

          "Lessee" - MRL, Inc., a corporation organized and existing under the laws of the State of Missouri, and its permitted successors and assigns hereunder.

          "Refunding Bond" - The City of Piggott, Arkansas
Industrial Development Revenue Refunding Bond - MRL, Inc. Project, Series 1995, in the principal amount of $405,000.

          Section 102.  Article IV of the Original Lease Agreement
          -----------
is hereby amended to read as follows:

          "Section 401.  Lessor, for and in consideration of the
           -----------
rents, covenants and agreements herein reserved, mentioned and contained, on the part of Lessee to be paid, kept and performed, agrees to and does hereby lease, take and hire from Lessor, subject to the terms, conditions and provisions of this Lease Agreement expressed, all machinery, equipment and other personal property of every kind and nature whatever acquired by Lessor and paid for from the proceeds of the Bonds and placed on or in the lands and/or the improvements described in Exhibit A hereto, or elsewhere, whether or not such machinery and equipment becomes affixed thereto, including, without limitation, all machinery and equipment described in Exhibit B hereto and all replacements and substitutions which become the property of the Lessor pursuant to the provisions of this Lease Agreement. The machinery, equipment and other personal property leased hereby shall be referred to herein as 'Leased Equipment.'

          TO HAVE AND TO HOLD the Leased Equipment unto the Lessee for the term of this Lease Agreement as hereafter set forth.

          Section 402.  The initial term of this Lease Agreement
          -----------
shall commence on May 1, 1984, and shall continue until April 1, 2001, and as long thereafter as the Refunding Bond remains outstanding under the Indenture.

          Section 403.  (a)  Basic Rent.
          -----------        ----------

          (1) Lessee covenants to pay to Lessor, in the manner hereinafter provided in Section 404, Basic Rent monthly in the amounts necessary to pay interest on and principal of the Refunding Bond as the same becomes due under the provisions of the Indenture. Basic Rent shall be payable on November 29, 1995 and the 29th day of each month thereafter until the principal of and interest on the Refunding Bond shall have been fully paid. In the event a Basic Rent payment date falls on a Saturday or Sunday or a day on which banking institutions are authorized by law to close, the Basic Rent payment involved shall not be due and payable until the time of opening of business on the next succeeding day thereafter that is a banking day.

          (b) Additional Rent.  During the term hereof, Lessee
              ---------------
shall pay as Additional Rent the expenses and charges payable to the Department, any expenses which are required to be incurred by Lessor pursuant to the provisions of the Lease Agreement or the Indenture the payment of which is not otherwise provided for by applicable provisions of the Lease Agreement or the Indenture, and all impositions (as defined in Section 501), expenses, liabilities, obligations and other payments of whatever nature which Lessee has agreed to pay or assume under the provisions of this Lease Agreement. If at any time any amounts paid by Lessee as Additional Rent hereunder are or become in excess of the amounts required for the purposes for which they were paid, such excess amounts shall be refunded to Lessee.

          (c) Until the principal of and interest on the Refunding Bond shall have been paid, Lessee's obligation to pay
Basic Rent and Additional Rent shall be absolute and unconditional and the Basic Rent and the Additional Rent shall be certainly payable on the dates or at the times specified, and without abatement or set-off, and regardless of any contingencies whatsoever, and

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
notwithstanding any circumstances or occurrences that may now exist or that may hereafter arise or take place, including, but without limiting the generality of the foregoing

          (1) The unavailability of the Leased Equipment, or any part thereof, for use by the Lessee at any time by reason of the failure to complete the Project by any particular time or at all or by reason of any other contingency, occurrence or circumstances whatsoever;

          (2) Damage to or destruction of the Leased Equipment, or any part thereof;

          (3)    Legal curtailment of Lessee's use of the Leased
Equipment, or any part thereof;

          (4)    Change in Lessor's legal organization or status;

          (5) The taking of title to or the temporary use of the whole or any part of the Leased Equipment by condemnation;

          (6) Any assignment under the provisions of Article III including, without limitation, an assignment as part of a transaction involving merger, consolidation or sale of all or substantially all of Lessee's assets, as provided in Section 1701; subject, however, to the provisions of Section 1701 that performance by an assignee or sublessee shall be considered as performance pro tanto by Lessee;

          (7) Any termination of this Lease Agreement for any reason whatsoever, including, without limitation, termination under
Article XX;

          (8) Failure of consideration or commercial frustration of purposes;

          (9) Any change in the tax or other laws of the United States of America or of the State of Arkansas; or

          (10) Any default of the Lessor under this Lease
Agreement, or any other fault or failure of the Lessor whatsoever.

          Lessee covenants that it will not enter into any contract, indenture or agreement of any nature whatsoever which shall in any way limit, restrict or prevent Lessee from performing any of its obligations under this Lease Agreement.

          Section 404.  Payments of Basic Rent shall be made to
          -----------
Lessor by Lessee's remitting the same directly to the Department,

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
for the account of Lessor. Such payments shall be applied to pay the principal of and interest on the Refunding Bond. Additional Rent specified in Section 403(b) shall be paid by Lessee's remitting the same directly to the Department, for the account of Lessor, in the case of the Department's expenses and charges, and either making direct payment in the case of impositions and other costs, expenses, liabilities and payments assumed and agreed to be paid by Lessee under this Lease Agreement, or reimbursing Lessor or Department, if, pursuant to the provisions of this Lease Agreement, or Department shall make payment thereof.

          Section 405.  Lessor covenants that Lessee, upon paying
          -----------
the rentals and performing all covenants, obligations and agreements on the part of Lessee to be performed under this Lease
Agreement, shall and may peaceably and quietly have, hold and enjoy the Leased Equipment for the term of this Lease Agreement."

          Section 103.  Section 501 of the Original Lease Agreement
          -----------
is hereby amended to read as follows:

          "Section 501.  Subject to the provisions of Section 502,
           -----------
Lessee shall pay all taxes and assessments, general and specific, if any, levied and assessed on the Leased Equipment and the Plant during the term, and all water and sewer charges, assessments, and other governmental charges and impositions whatsoever, foreseen and unforeseen, which if not paid when due, would impair the lien of the Indenture on the Leased Equipment and the Plant or the security of the Refunding Bond, encumber Lessor's title, or impair the right of the Lessor and the Department to receive the rent hereunder or in any manner whatsoever diminish the amounts thereof, all of which are herein called impositions; provided, however, that any impositions relating to a fiscal period of the taxing authority, part of which extends beyond the term, shall be apportioned as of the expiration of the term. Lessor shall promptly forward to Lessee any notice, bill or other statement received by Lessor concerning any impositions. Lessee may pay any imposition in installments if so payable by law, whether or not interest accrues on the unpaid balance."

          Section 104.  Section 601 of the Original Lease Agreement
          -----------
is hereby amended to read as follows:

          "Section 601. A. Lessee shall, at Lessee's sole cost and
           -----------
expense, keep the Plant and Leased Equipment insured:

                 (i) Against the perils of fire and the hazards ordinarily included under broad form extended coverage endorsements in amounts not less than their sound

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
          replacement value but not less than the outstanding principal amount of the Refunding Bond.

                 (ii) If there are boiler or pressure vessels, from boiler or pressure vessel explosion in an amount customarily carried in the case of similar industrial operations.

          The term "sound replacement value" means such value as shall be determined from time to time at the request of Lessor, Lessee or Department (but not more frequently than once in every forty-eight (48) months) by one of the insurers selected by Lessee.

          B. At all times during the term, Lessee shall, at no cost or expense to Lessor, maintain or cause to be maintained:

                 (i) General public liability insurance against claims for bodily injury or death occurring upon, in or about the Leased Equipment and the Plant, with such insurance to afford protection to the limits of not less than $500,000 in respect of bodily injury or death to any one person and to the limit of not less than $1,000,000 in respect of any one accident; and

                 (ii) Property damage insurance against claims for damage to property occurring upon, in or about the Leased Equipment and the Plant with such insurance to afford protection to the limit of not less than $100,000 in respect of damages to the property of any one owner.

          C. The insurance required by this Article VI shall be maintained in full force and effect at all times during the term of this Lease Agreement.

          D. Copies or certificates of the insurance provided for by this Article or elsewhere in this Lease Agreement shall be delivered to Lessor and the Department. And, in the case of expiring policies throughout the term, copies or certificates of any new or renewal policies shall be delivered by Lessee to Lessor and the Department. At the time of the delivery of this Lease Agreement, copies or certificates of all insurance meeting the requirements of this Lease Agreement shall be delivered to the Department.

          E.     Policies of insurance provided for in Section 601
A. of this Article VI shall name Lessor and Lessee as insureds as their respective interests may appear, provided, however, that the Department shall also be named as a party insured pursuant to a standard mortgagee clause as its interests may appear.

          F. All insurance required by this Section 601 shall be effected with insurance companies qualified to do business in the State of Arkansas selected by the Lessee and acceptable to the Department. Lessee shall cause appropriate provisions to be inserted in each insurance policy making each policy noncancellable without at least ten (10) days prior written notice to Lessor, Lessee and the Department. Also, it is agreed that no claim shall be made and no suit or action at law or in equity shall be brought by the Lessor or by anyone claiming by, through or under Lessor, against Lessee for any damage to the Leased Equipment or the Plant covered by the insurance provided for by this Article VI, however caused, but nothing in this Subsection F shall diminish Lessee's obligation to repair or rebuild as provided in Article XV. The Lessee shall have the sole right and responsibility to adjust any loss with the insurer involved and to conduct any negotiations in connection therewith."

          Section 105.  Section 1001 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 1001. If any lien shall be filed against the
           ------------
interest of Lessor, Lessee or the Department in the Plant or the Leased Equipment or asserted against any rents payable hereunder, by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Equipment or the Plant at the request or with the permission of Lessee, or anyone claiming under Lessee, Lessee shall, within thirty (30) days after receipt of notice of the filing thereof or the assertion thereof against such rents, cause the same to be discharged of record, or effectively prevent the enforcement or foreclosure thereof against the Plant or Leased Equipment or such rents, by contest, payment, deposit, bond, order of Court or otherwise. Nothing contained in this Lease Agreement shall be construed as constituting the express or implied consent to or permission of Lessor for the performance of any labor or services or the furnishing of any materials that would give rise to any such lien against Lessor's interest in the Leased Equipment or the Plant."

          Section 106.  Section 1101 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 1101.  Commencing with the completion of the
           ------------
Project or when the Lessee takes possession if prior to the completion, Lessee shall and agrees to indemnify and save Lessor and the Department harmless against and from all claims by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing done with, the Leased Equipment or the Plant during the term, and against and from all claims arising during the term from (a) any condition of the Leased

Equipment or the Plant, (b) any breach or default on the part of Lessee in the performance of any of its obligations under this Lease Agreement, (c) any act or negligence of Lessee or of any of its agents, contractors, servants, employees or licensees, or (d) any act or negligence of any assignee or sublessee of Lessee, or of any agents, contractors, servants, employees or licensees of any assignee or sublessee of Lessee. Lessee shall indemnify and save Lessor and the Department harmless from and against all costs and expenses incurred in or in connection with any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, and upon notice from Lessor, or the Department, Lessee shall defend them or either of them in any such action or proceeding."

          Section 107.  Article XV of the Original Lease Agreement
          -----------
is hereby amended to read as follows:

          "Section 1501. A. Lessee covenants and agrees that in the
           ------------
event of damage to or destruction of the Plant or the Leased Equipment, or any part thereof, by fire or other casualty, the Lessee shall immediately notify the Lessor and the Department. If the damage to the Leased Equipment is in the amount of $25,000 or less, Lessee shall proceed to restore, repair, rebuild or replace the Leased Equipment to the same extent, if any, required so that in the judgment of the Lessee, the Leased Equipment is suitable for use for Lessee's purpose under this Lease Agreement subject to such alterations as Lessee may elect to make in conformity with the provisions of Article XXVI hereof. If the damage exceeds $25,000, Lessee shall, at no cost and expense to Lessor or Department, proceed to restore, repair, rebuild or replace the Leased Equipment as nearly as possible to the condition it was in immediately prior to such damage or destruction, subject to such alterations as Lessee may elect to make in conformity with the provisions of
Article XVI hereof. Any item of machinery and equipment acquired as a replacement hereunder, or any item acquired, in whole or in part, out of insurance proceeds under this Article XV, whether or not a replacement of or substitute for any item of damaged or destroyed machinery and equipment, if the insurance proceeds with which such item of machinery and equipment was purchased, in whole or in part, were derived from insurance on property which was part of the Leased Equipment, shall be and become the property of Lessor and shall be part of the Leased Equipment and subject to this Lease Agreement. Such restoration, repairs, replacements or rebuilding shall be commenced promptly and prosecuted with reasonable diligence.

          B. All insurance money paid on account of damage or destruction involving $25,000 or less shall be paid to Lessee and all insurance money paid on account of damage or destruction involving $25,000 or more shall be paid to the Department and applied as hereinafter set forth to the payment of the cost of the aforesaid restoration, repairs, replacements or rebuilding, including expenditures made for temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements, or rebuilding or to prevent interference with the business operated thereon (sometimes referred to as the "restoration"). In the case of damage involving a loss of $25,000 or less, the insurance proceeds shall be paid by the Department to Lessee upon receipt by Lessor and the Department of a certificate signed by an officer of Lessee that the restoration has been made, or is in the process of being made in accordance with the provisions of Subsection A hereof pertaining to Lessee's obligation to restore. In the case of damage involving a loss of more than $25,000, the insurance proceeds shall be paid by the Department to the Lessee upon receipt by Lessor and the Department of:

                 A certificate signed by an officer of Lessee:

                 (i) requesting payment of a specified amount of such insurance proceeds;

                 (ii) detailing the progress of the restoration and repair work;

                 (iii) stating that such specified amount does not exceed the estimated cost of the work and materials in connection with the restoration, including as part thereof the estimated fees of any architect or engineer, if any; and

                 (iv) stating that no part of such cost has previously been made the basis of any request for the withdrawal of insurance proceeds under this Article.

          The Department shall have no responsibility as to the application by Lessee of the insurance proceeds. If requested by Lessee, all insurance proceeds delivered to the Department pursuant to the terms of this Lease Agreement shall be held by the Department in a separate account in trust for the Lessee.

          If the insurance money shall be insufficient to pay all costs of the restoration, Lessee shall pay the deficiency and shall nevertheless proceed to complete the restoration and pay the cost thereof. Any balance of the insurance proceeds remaining over and above the cost of the restoration shall be used by the Department to redeem the Refunding Bond upon receipt by Lessor and the

Department of certificates as required by this Article to the effect that the restoration has been completed.

          The total amount collected under any and all policies of insurance covering such damage or destruction shall be placed in a special fund and the same may be invested in any investments authorized to be made by the Department under the laws of the State of Arkansas. Such investments shall be made by the Department as directed and designated by an Authorized Lessee Representative, and in the Department's discretion, in the absence of such direction.

          Section 1502.  Lessee's obligation to make payment of the
          ------------
Basic Rent and all other covenants on the part of Lessee to be performed shall not be affected by any such destruction or damage, and Lessee hereby waives the provisions of any statute or law now or hereafter in effect contrary to such obligation of Lessee as herein set forth, or which releases Lessee therefrom.

          Section 1503.  Notwithstanding the provisions of the
          ------------
foregoing sections of this Article XV, Lessee shall not be required to repair, restore, replace or rebuild the Leased Equipment, or any part thereof, (a) if Lessee, pursuant to the provisions of Article XXI, shall elect to purchase the Leased Equipment and shall proceed to pay the specified purchase price or (b) if the full amount necessary under the provisions of the Indenture to pay or fully redeem the Refunding Bond shall have been paid and Lessee has not elected to purchase the Leased Equipment. If Lessee shall so elect to purchase, the proceeds of all insurance may be used as part of the purchase price and upon the request of Lessee shall be so applied. If there be any excess insurance proceeds over and above the amount necessary to pay the purchase price, such excess shall be paid to and shall belong to Lessee. If Lessee shall have paid the full amount necessary to pay or fully redeem the Refunding Bond, any insurance proceeds shall be paid to and shall belong to Lessee.

          Section 1504.  If the Plant or part thereof is damaged or
          ------------
destroyed by fire or other casualty and Lessor is not obligated to repair, rebuild or replace the Plant in accordance with the provisions of Section 9 of the Land Lease within the 180 day period provided for therein or if Lessee does not proceed to repair, rebuild or replace the Plant as nearly as possible to the condition it was in immediately prior to such damage or destruction, then the Lessee shall be required to pay as Additional Basic Rent hereunder, the full amount necessary under the provisions of the Indenture to pay or fully redeem the Refunding Bond within thirty days after such 180 day period."

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

          Section 108.  Section 1601 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 1601.  A.  If during the term of this Lease
           ------------
Agreement title to all or substantially all of the Leased Equipment shall be taken or condemned by a competent authority for any public use or purpose, the net amount awarded as damages or paid as a result of such taking (being the gross award less attorneys' fees and other expenses and costs incurred in the condemnation proceedings, hereinafter referred to as the "net award") shall be used on the next redemption date to pay in accordance with the provisions of the Indenture, the entire principal and interest on the Refunding Bond. If the net award shall be insufficient to pay in full, on the next redemption date, the amount necessary to pay the principal and interest on the Refunding Bond (all of which, for purposes of this Section, shall be called total bond redemption expense"), Lessee agrees to pay, promptly upon payment of the net award, as Additional Rent hereunder, the amount by which the total bond redemption expense shall exceed the net award. For purposes of this Article XVI and of Article XXI, "title to all or substantially all of the Leased Equipment shall be taken or condemned" shall be deemed to mean a taking of all of the Leased Equipment or a taking of such substantial portion of the Leased Equipment that the Lessee, as determined by the Lessee in its sole discretion, cannot reasonably operate with the remainder in substantially the same manner as before. In the event the net award shall be in excess of the amount necessary to pay the total bond redemption expense, such excess shall belong to and be paid to Lessee.

          B.     If less than substantially all of the Leased
Equipment shall be taken or condemned by a competent authority for any public use or purpose, neither the term nor any of the obligations of either party under this Lease Agreement shall be affected or reduced in any way, and

                 (i) Lessee shall proceed to repair, rebuild and replace the remaining part of the Leased Equipment as nearly as possible to the condition existing prior to such taking, to the extent that the same may be feasible, subject to the right on the part of Lessee to make alterations which, in the reasonable judgment of Lessee, will improve the efficiency of the Leased Equipment for the purposes of its intended use under this Lease Agreement; and

                 (ii) The net award shall be paid to the Department and by it to Lessee, and Lessor hereby assigns the same to the Department for the use of Lessee in repairing, rebuilding and replacing as provided in (i) above. The net award shall be transferred to the Lessee in the same manner as is provided in Section 1501 with respect to insurance proceeds, provided that the words "insurance proceeds" there referred to shall for purposes of this subparagraph (ii) refer to "net award." If the net award is in excess of the amount necessary to repair, rebuild and replace as specified in (i) above, such excess shall be applied to the redemption of the Refunding Bond or if the Refunding Bond is no longer outstanding under the Indenture the excess shall belong to and shall be paid to Lessee. If the net award is less than the amount necessary for Lessee to repair, rebuild and replace as set forth in (i) above, Lessee shall nevertheless complete the repair, rebuilding and replacement work and pay the cost thereof.

          C. In the event of a taking under either A or B above, the Lessee shall have the right to participate in and to prove in the condemnation proceedings and to receive any award (by way of negotiation, settlement or judgment) which may be made for damages sustained by Lessee by reason of the condemnation; provided, however, nothing in this subsection C shall be construed to diminish or impair in any way Lessee's obligation under subsection A of this Section 1601 to pay as Additional Rent the amount of any insufficiency of the net award to pay the total bond redemption expense as therein defined.

          D. If the temporary use of the whole or any part of the Leased Equipment shall be taken by right of eminent domain, this Lease Agreement shall not be thereby terminated and the parties shall continue to be obligated under all of its terms and provisions and Lessee shall be entitled to receive the entire amount of the award made for such taking, whether by way of damages, rent or otherwise."

          Section 109.  Section 1701 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 1701. A. Lessee may assign this Lease Agreement
           ------------
or sublet the Leased Equipment or part thereof provided that no such assignment or subletting and no dealings or transactions between Lessor or the Department and any sublessee or assignee shall relieve Lessee of any of its obligations under this Lease Agreement and Lessee shall remain as fully bound as though no assignment or subletting had been made, and performance by any assignee or sublessee shall be considered as performance pro tanto by Lessee; provided, however, that Lessee may assign this Lease Agreement, and be thereby relieved of further obligation hereunder, in connection with a transaction involving merger, consolidation or sale as permitted under Section 2409 provided the requirements thereof are met or if the Lessee obtains the written consent of the Department and Lessor.

          B. It is understood and agreed that this Lease Agreement (and the Leased Equipment and rents hereunder) and the Land Lease (and the leased Plant and rents thereunder) will be assigned to the Department as security for the payment of the principal of and interest on the Refunding Bond, but otherwise Lessor shall not assign, encumber, sell or dispose of all or any part of its rights, title and interest in and to the Leased Equipment or the Plant and this Lease Agreement, except to Lessee in accordance with the provisions of the Lease Agreement and to the Department, but subject to the provisions of Article XVIII hereof, without the prior written consent of Lessee."

          Section 110.  Section 2001 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 2001. The following shall be 'events of default'
           ------------
under this Lease Agreement and the terms `event of default' or 'default' shall mean, whenever they are used in this Lease
Agreement, any one or more of the following events:

          (a) Failure by Lessee to pay the rents or any part thereof when due and the continuance of said failure for a period of two days.

          (b) Failure by Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in subsection (a) of this Section, (i) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to Lessee by Lessor or the Department unless Lessor and the Department shall agree in writing to an extension of such time prior to its expiration or (ii) for such longer period as may be reasonably necessary to remedy such default provided that the Lessee is proceeding with reasonable diligence to remedy the same.

          (c) The dissolution or liquidation of the Lessee or failure by Lessee promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Plant. The term "dissolution or liquidation of Lessee," as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Lessee resulting either from a merger or consolidation of the Lessee into or with another corporation or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in this Lease Agreement.

          (d) The occurrence of a default under the Land Lease by Lessee and failure by Lessee to cure the default within the applicable grace period under the Land Lease.

          (e) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Lessee in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days.

          (f) Lessee shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall taken any corporate action in furtherance of any of the foregoing."

          Section 111.  Section 2002 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 2002. Whenever any event of default shall happen
           ------------
and then be continuing, Lessor or the Department may take any of the following remedial steps:

          (a) Lessor, with the prior written consent of the Department, or the Department may, at its option, declare all installments of rent payable for the remainder of the term to be immediately due and payable, whereupon the same shall become immediately due and payable.

          (b) Lessor, with the prior written consent of the Department, or the Department may re-enter the Plant and take possession of the Leased Equipment without terminating this Lease Agreement, and sublease the Leased Equipment for the account of Lessee, holding Lessee liable for the difference in the rent and other amounts payable by Lessee hereunder.

          (c) Lessor, with the prior written consent of the Department, or the Department may terminate the term, exclude Lessee from possession of the Leased Equipment and use its best efforts to lease the Leased Equipment to another for the account of Lessee, holding Lessee liable for all rent and other payments due up to the effective date of any such leasing.

          (d) Lessor or the Department shall have access to and inspect, examine and make copies of the books and records relating to the Leased Equipment.

          (e) Lessor, with the prior consent of the Department, or the Department may take whatever action at law or in equity may appear necessary or desirable to collect the rent and any other amounts payable by Lessee hereunder, then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Lease Agreement.

          Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the provisions of the Indenture."

          Section 112.  Section 2003 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 2003.  No remedy herein conferred upon or
           ------------
reserved to Lessor or the Department is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time as often as may be deemed expedient."

          Section 113.  Section 2007 of the Original Lease
          -----------
Agreement is hereby deleted.

          Section 114.  Section 2102 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 2102. A. Lessee shall have the right and option
           ------------
to purchase the Leased Equipment at any time if:

          (i) The Leased Equipment or the Plant shall sustain major damage or destruction; or

          (ii)   Title to all or substantially all of the Leased
                 Equipment shall be condemned as provided in
                 Article XVI hereof; or

         (iii) As a result of changes in the Constitution of the United States or of the State of Arkansas, or of legislative action, or by the final decree, judgment or order of any court or administrative body entered after Lessee's contest thereof in good faith, or change in Lessor's legal organization or status, this Lease Agreement becomes void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Lease Agreement, or unreasonable burdens or excessive liabilities are imposed upon either party to it; or

          (iv) There is legal curtailment of Lessee's use and occupancy of all or substantially all of the Leased Equipment or the Plant for any reason other than condemnation referred to in subsection
                 (ii).

          The term "major damage or destruction" as used in subsection (i) is defined to mean any damage or injury to or destruction of the Leased Equipment or the Plant or any part thereof (whether or not resulting from an insured peril) such that the Leased Equipment or the Plant cannot reasonably be restored to its condition immediately preceding such damage, injury or destruction within a period of seventy-five (75) working days, or which would prevent Lessee from carrying on its manufacturing operations therein for a period of seventy-five (75) working days or the restoration cost of which would exceed the total amount of insurance carried on the Leased Equipment or the Plant in accordance with the provisions of Article VI hereof, or such that it would not be economically feasible for Lessee to repair the Leased Equipment or the Plant, as determined by Lessee in its discretion.

          B. At any time during the initial term or any extension term and for a period of ninety (90) days thereafter, if the purchase options under the provisions of Paragraph A of this
Section 2102 have not been exercised, Lessee shall have the further unconditional right and option to purchase the Leased Equipment.

          C. The purchase price payable if Lessee exercises Lessee's option to purchase the Leased Equipment under the provisions of Paragraphs A or B of this Section, shall be the full amount necessary under the provisions of the Indenture to pay or fully redeem the Refunding Bond. In any case, if the Refunding

Bond has been fully paid at the time of purchase, the purchase price of the Leased Equipment shall be One Hundred Dollars
($100.00).

          D. Any of the foregoing options may be exercised by giving written notice to Lessor, with a copy to the Department, of the exercise thereof specifying the time and place of closing. At the closing, Lessor shall, upon payment of the purchase price hereinabove specified, deliver to Lessee bills of sale and other appropriate conveyance instruments transferring good and merchantable title to the Leased Equipment free and clear of all liens and encumbrances except those to which title was subject when leased hereunder, Permitted Encumbrances under this Lease Agreement, or resulting from any failure of Lessee to perform any of its obligations under this Lease Agreement; provided, however, that if such option is exercised under the provisions of subparagraph A (ii) of this Section, such title may be subject to the rights, titles and interests of any party having taken or who is attempting to take title to or use of all or substantially all or part of the Leased Equipment by eminent domain."

          Section 115.  Section 2201 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 2201.  All notices, demands and requests which
           ------------
may or are required to be given by either party to the other or to the Department shall be in writing, and each shall be deemed to have been properly given when served personally on an executive officer of the party to whom such notice is to be given, or when sent postage prepaid by certified mail by deposit thereof in a duly constituted United States Post Office or branch thereof located in one of the present states of the United States of America in a sealed envelope addressed as follows:

     If intended for Lessee:  MRL, Inc.
                              112 Point West Blvd, Suite 500 St. Charles,
                              Missouri 63301
                              Attention:  President

     If intended for Lessor:  City of Piggott
                              194 West Court
                              Piggott, Arkansas 72454
                              Attention:  Mayor

     If intended for
          Department:  Department of Industrial Development
                       of the State of Arkansas
                       One Capitol Mall
                       Little Rock, Arkansas 72201
                       Attention:  Deputy Director

          Any party or the Department may change the address and the name of addressee to which subsequent notices are to be sent by notice to the other parties given as aforesaid."

          Section 116.  Section 2301 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 2301.  Lessee shall cause this Lease Agreement
           ------------
and the Indenture, and all instruments supplemental to any of them, to be recorded in the office of the Circuit Clerk and Ex Officio Recorder of Clay County (Eastern District), Arkansas, and to be kept recorded and filed in such manner and in such places (if any) as may be required by law in order fully to preserve and protect the security of the Department and the rights of the Department under the Indenture."

          Section 117.  Section 2405 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 2405.  It is agreed that in the event of any
           ------------
non-payment of rent by Lessee or the failure or refusal by Lessee to observe, keep or perform any other covenant, condition, promise or agreement set forth in this Lease Agreement to be observed, kept or performed by Lessee, the Department shall be entitled, in the name of Lessor, or in its own name (in accordance with the provisions of the Indenture), to enforce each and every right or remedy here in accorded in this Lease Agreement to Lessor in the event of the non-performance or non-observance by Lessee of any such promise, covenant or agreement."

          Section 118.  Section 2407 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 2407.  It is agreed that Lessor and Lessee shall
           ------------
not alter, modify or amend any of the terms of this Lease Agreement without the prior written approval of the Department, as set forth in the Indenture."

          Section 119.  Section 2601 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 2601.  Lessee may, provided Lessee is not in
           ------------
default in the payment of Basic Rent or Additional Rent as required by the provisions of this Lease Agreement and has not received notice of any other default on its part hereunder, remove, free of any right or claim of Lessor or the Department, any building service equipment paid for and installed at the expense of the Lessee (hereinafter defined) which is a part of the Plant, subject however, in all cases to the following:

          (a) Building service equipment may be so removed upon the substitution thereof, then or theretofore, by Lessee of other building service equipment of a utility or value at least equal to that, at the time of removal, of the building service equipment removed;

          (b) Worn out or obsolete building service equipment may be so removed and building service equipment added by Lessee after the full completion of a building (and not by way of repair, replacement or the like) may be removed, provided the original efficiency, utility and value of the building is not impaired;

          (c) Lessee shall pay all the costs and expenses of any such removal and shall immediately repair at its expense all damages caused thereby.

          The term "building service equipment" is intended to refer to such things as are affixed to or incorporated in a building for its operation, such as boilers, pumps, tanks, electrical panel switchboards, sprinklers, lighting equipment and wiring, heating, plumbing and ventilating equipment, elevators, escalators, refrigerating, air conditioning and air cooling equipment, and items similar in general to any of the foregoing."

          Section 120.  Section 2602 of the Original Lease
          -----------
Agreement is hereby amended to read as follows:

          "Section 2602. Lessor and Lessee recognize that after the
           ------------
Leased Equipment is installed portions thereof may become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the operation of the Plant. Lessor shall not be under any obligation to renew, repair or replace any such inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary items of Leased Equipment. In any instance where Lessee in its sound discretion determines that any items of Leased Equipment have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the operation of the Plant,

          (a) Lessee may remove such items of Leased Equipment from the Plant, and (on behalf of Lessor) sell, trade-in, exchange or otherwise dispose of them without any responsibility or accountability to Lessor or the Department therefor, provided that Lessee substitute (either by direct payment of the cost thereof or by advance to Lessor of the funds necessary therefor, as hereinafter provided) and install anywhere in the Plant other machinery or equipment having equal or greater utility (but not necessarily the same function) in the operation of the Plant and provided further that such removal and substitution shall not impair the operating unity of the Plant, and all such substituted machinery or equipment shall be the sole property of Lessor, shall be and become a part of the Leased Equipment subject to this Lease Agreement and shall be held by Lessee on the same terms and conditions as items originally comprising Leased Equipment; or

          (b) Lessee may remove such items of Leased Equipment from the Plant and sell, trade-in or exchange them on behalf of Lessor, either to itself or to another, or scrap them (in whole or in part), without being required to substitute and install in the Plant other items of machinery or equipment in lieu thereof, provided (i) that in the case of the sale of any such machinery or equipment to anyone other than itself or in case of the scrapping thereof, Lessee pays to the Department the proceeds from such sale or the scrap value thereof, as the case may be, (ii) that in the case of the trade in of such machinery or equipment for other machinery or equipment, Lessee pays to the Department, the amount of the credit received by it on such trade in, and (iii) that in the case of the sale of any such machinery or equipment to Lessee, Lessee pays to the Department an amount equal to the original cost thereof less depreciation at rates calculated in accordance with generally accepted accounting principles. The amounts paid to the Department shall be used to redeem the Refunding Bond.

          In any case where Lessee purchases, installs and substitutes in the Plant any item of machinery or equipment, Lessee may, in lieu of purchasing and installing said items of machinery and equipment itself, advance to Lessor the funds necessary therefor, whereupon Lessor will purchase and install such machinery or equipment in the Plant.

          Lessee will promptly report such removals, substitutions, sales and other dispositions of items of Leased Equipment to the Department, will certify to the Department that it is in compliance with this Article XXVI when such reports are made, will pay to the Department such amounts as are required by the provisions of the preceding subsection (b) to be paid to the Department promptly after the sale, trade-in or scrapping requiring such payment, and will execute and deliver to Lessor and the Department such documents as may from time to time be requested to confirm the title of Lessor (subject to this Lease Agreement) to any items of machinery and equipment that under the provisions of this section are to become a part of Leased Equipment. Lessee will pay any costs (including counsel fees) incurred in subjecting to the lien of the Indenture any items of machinery or equipment that under the provisions of this section are to become a part of Leased Equipment. Lessee will not remove or permit the removal of any of Leased Equipment from the leased premises except in accordance with the provisions of this section."

          Section 121.  Exhibit B to the Original Lease Agreement
          -----------
is hereby amended to read as follows:

 "See Exhibit B to this First Supplemental Lease and Agreement"

                           ARTICLE II
                          MISCELLANEOUS
                          -------------

          Section 201.  The provisions of the Original Lease
          -----------
Agreement, as amended and supplemented by this First Supplemental
Lease and Agreement, shall continue in full force and effect.

          Section 202.  This First Supplemental Lease and Agreement
          -----------
may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. A copy hereof shall be recorded in the office of the Circuit Clerk and Ex Officio Recorder of Clay County, Arkansas, and a copy shall be filed and remain on file with the Department.

          Section 203.  It is agreed that after the Refunding Bond
          -----------
is fully paid and discharged, and all proper and reasonable expenses of the Department are paid for, the Department shall cease to have any right, title and interest in, to or under this Lease Agreement. Thereafter, all rights of approval or other rights herein specified with reference to the Department shall inure to the benefit of and be applicable to Lessor.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Lease and Agreement to be executed by their duly authorized officials and officers as of the day and year first above written.

                                 CITY OF PIGGOTT, ARKANSAS

ATTEST:
                                 By:   /s/ Garland Holcomb
                                     ---------------------------------
 /s/Jean Doty                                   Mayor
-----------------------------
          City Clerk

(SEAL)

                                 MRL, INC.

ATTEST:
                                 By:  /s/ Larry J. Stallings
/s/ Duane E. Obert                   ---------------------------------
-----------------------------

 Chief Financial Officer                           President
-----------------------------        ---------------------------------
        (Title)                                     (Title)


(SEAL)

              DEPARTMENT'S CONSENT TO EXECUTION OF
             FIRST SUPPLEMENTAL LEASE AND AGREEMENT

          The execution and delivery of this First Supplemental
Lease and Agreement is hereby consented to and approved by the undersigned.

                                 DEPARTMENT OF INDUSTRIAL
                                 DEVELOPMENT OF THE STATE
                                 OF ARKANSAS



                                 By: ---------------------------------

                                     ---------------------------------
                                                  (Title)

                         ACKNOWLEDGMENT

STATE OF ARKANSAS

COUNTY OF CLAY


          On this ----- day of -----------, 1995, before me, a
Notary Public duly commissioned, qualified and acting, within and for the County and State aforesaid, appeared in person the within named Garland Holcomb and Jean Doty, Mayor and City Clerk, respectively, of the City of Piggott, Arkansas, a municipality of the State of Arkansas, to me personally known, who stated that they were duly authorized in their respective capacities to execute the foregoing instrument for and in the name of the municipality, and further stated and acknowledged that they had signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.

                                            /s/ John R. Lingle
                                     ---------------------------------
                                               Notary Public
My Commission Expires:


    10-16-2002
-------------------------------
(SEAL)

                         ACKNOWLEDGMENT

STATE OF MISSOURI

COUNTY OF ST. CHARLES

          On this 31st day of October   , 1995, before me
                  ----        ----------
a Notary Public duly commissioned, qualified and acting, within and for the County and State aforesaid, appeared in person the within
named Larry J. Stallings    and Duane E. Obert, President and Chief
      ---------------------     --------------  ---------     -----
Financial Officer, respectively, of MRL, Inc., a Missouri
-----------------
corporation, to me personally known, who stated that they were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of the corporation, and further stated and acknowledged that they had so signed, executed and delivered the foregoing instrument for the considerations, uses and purposes therein mentioned and set forth.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.



                                     /s/ Susan L. Couch
                                     ---------------------------------
                                               Notary Public

My Commission Expires:


6-12-98
-------------------------------
(SEAL)

                         ACKNOWLEDGEMENT

STATE OF ARKANSAS

COUNTY OF PULASKI

          On this ----- day of ----------, 1995, before me, a
Notary Public duly commissioned, qualified and acting, within and for the County and State aforesaid, appeared in person the within named ---------------------------, ------------------ of the
Department of Industrial Development of the State of Arkansas, to me personally known, who stated that he was duly authorized in his capacity to execute the foregoing instrument for and in the name and behalf of the Department, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.


                                ------------------------------------
                                           Notary Public

My Commission Expires:


-------------------------

(SEAL)